UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2007

SYNPLICITY, INC.

(Exact name of registrant as specified in its charter)

California	000-31545	77-0368779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 West California Avenue

Sunnyvale, CA 94086

(Address of principal executive offices, including zip code)

(650) 215-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Officer Bonus Plan

On April 20, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Synplicity, Inc. (“Synplicity”) approved an Officer Bonus Plan (the “Plan”), effective as of April 1, 2007. The Plan is a cash bonus program to be used by Synplicity’s chief executive officer to reward certain executives based on his judgment of their contribution to the success of Synplicity.

The Committee selects the employees of Synplicity who will be eligible to participate under the Plan. Subject to the terms of the Plan, the Committee has all discretionary authority to interpret the terms of the Plan and to set the annual cash bonus pool available to participants under the Plan. However, Synplicity’s CEO has discretionary authority to determine the actual amounts to be distributed to the eligible employees as quarterly bonus payouts and cash bonuses during the term of the Plan.

The Committee administers the Plan and has the power to amend, suspend or terminate the Plan at any time. In the event of a change of control of Synplicity, the Committee may terminate the Plan and all obligations under the Plan, provided that the Committee provides for a replacement plan offering comparable benefits or compensation under the Plan after consultation with senior management of Synplicity.

The annual bonus pool for the period beginning April 1, 2007 and ending March 31, 2008 is set at $25,000 and accordingly, the maximum quarterly bonus payout would be $6,250. The following executive officers are eligible to participate in the Plan:

•	Andrew Dauman (Senior Vice President, Worldwide Engineering)

•	Andy Haines (Senior Vice President of Marketing)

•	John Hanlon (Senior Vice President and Chief Financial Officer)

•	Ken McElvain (Chief Technical Officer and Vice President)

Synplicity’s CEO has discretion with respect to the allocation of quarterly bonus payouts amongst the participants. Thus, the maximum quarterly bonus payout for any single executive officer would be $6,250 if Synplicity’s CEO decides to award no bonuses to any of the other eligible executive officers.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.49 and incorporated herein by reference.

Awards under Synplicity’s Variable Incentive Pay Plan for Executives

On April 20, 2007, the Committee also approved an increase to the awards under Synplicity’s Variable Incentive Pay Plan (“VIPP”) for certain of Synplicity’s executive officers. The table below sets forth the increased amount of the awards under VIPP for the following executive officers:

Name and Position	Previous Award under VIPP	Current Award under VIPP
Andrew Dauman (Senior Vice President, Worldwide Engineering)	$49,140	$54,600
Andy Haines (Senior Vice President of Marketing)	$49,168	$54,631
John Hanlon (Senior Vice President and Chief Financial Officer)	$52,510	$58,344
Ken McElvain (Chief Technical Officer and Vice President)	$49,650	$55,167

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.49	Synplicity, Inc. Officer Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNPLICITY, INC.

Date: April 26, 2007	/s/ Gary Meyers
Gary Meyers Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ John J. Hanlon
John J. Hanlon Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.49	Synplicity, Inc. Officer Bonus Plan